UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 16, 2022

PHIO PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36304	45-3215903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

257 Simarano Drive, Suite 101

Marlborough, Massachusetts 01752

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class of securities:	Trading Symbol(s):	Name of exchange on which registered:
Common Stock, par value $0.0001	PHIO	The NASDAQ Capital Market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On November 16, 2022, Phio Pharmaceuticals Corp. (the “Company”) entered into a Subscription and Investment Representation Agreement (the “Subscription Agreement”) with Robert J. Bitterman, its interim Executive Chairman, who is an accredited investor (the “Purchaser”), pursuant to which the Company agreed to issue and sell one (1) share of the Company’s Series D Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), to the Purchaser for $1,750 in cash. The sale closed on November 16, 2022. Additional information regarding the rights, preferences, privileges and restrictions applicable to the Preferred Stock is set forth under Item 5.03 of this Current Report on Form 8-K and is incorporated herein by reference.

The Subscription Agreement contains customary representations and warranties and certain indemnification rights and obligations of the parties.

The foregoing summary of the Subscription Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure required by this Item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference. Based in part upon the representations of the Purchaser in the Subscription Agreement, the offering and sale of the Preferred Stock was exempt from registration under Rule 506 of Regulation D under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03. Material Modifications to Rights of Security Holders.

The disclosure required by this Item is included in Item 5.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 16, 2022, the Company filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, effective as of the time of filing, designating the rights, preferences, privileges and restrictions of the Preferred Stock. The Certificate of Designation provides that the Preferred Stock will have 17,500,000 votes per share of Preferred Stock and will vote together with the Company’s common stock, $0.0001 par value (the “Common Stock”) as a single class exclusively with respect to any proposal to amend the Company’s Amended and Restated Certificate of Incorporation (as may be amended and/or restated from time to time, the “Amended Certificate”) to effect a reverse stock split of the Common Stock (“Reverse Stock Split”). The Preferred Stock will be voted, without action by the holder, on any such proposal in the same proportion as shares of Common Stock are voted on such proposal. The Preferred Stock otherwise has no voting rights except as otherwise required by the General Corporation Law of the State of Delaware.

The Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Preferred Stock has no rights with respect to any distribution of assets of the Company, including upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company, whether voluntarily or involuntarily. The holder of the Preferred Stock will not be entitled to receive dividends of any kind.

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The outstanding share of Preferred Stock shall be redeemed in whole, but not in part, at any time: (i) if such redemption is approved by the Board of Directors in its sole discretion or (ii) automatically and effective upon the approval by the Company's stockholders of a Reverse Stock Split. Upon such redemption, the holder of the Preferred Stock will receive consideration of $1,750 in cash.

The foregoing summary of the Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by reference to the Certificate of Designation, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description
3.1	Certificate of Designation of Series D Preferred Stock, dated November 16, 2022.
10.1	Subscription and Investment Representation Agreement, dated November 16, 2022, by and between Phio Pharmaceuticals Corp. and the purchaser signatory thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHIO PHARMACEUTICALS CORP.

Date: November 16, 2022	By:	/s/ Robert Bitterman
Name: Robert Bitterman Title: Interim Executive Chairman

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